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                                                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement No. 333-58711 of Fresh Foods, Inc. of our report dated May 7, 1998 (September 5, 1998 as to Note 22) related to the financial statements of Fresh Foods, Inc. and our report dated May 1, 1998 related to the financial statements of Pierre Foods Division of Hudson Foods, Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

September 30, 1998